Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”), effective as of January 1, 2007, amends and modifies a certain Credit Agreement, dated as of August 31, 2006 (the “Credit Agreement”), by and among MARTEN TRANSPORT, LTD., a Delaware corporation (the “Borrower”), the Banks named therein, and U.S. BANK NATIONAL ASSOCIATION, as agent for the Banks (the “Agent”).  Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

Preliminary Statement

The Borrower has requested consent of the Banks and Agent to (a) organize three Subsidiaries; and (b) transfer certain assets and businesses to such Subsidiaries.  In consideration of approving these transactions, the Banks have required that the three new Subsidiaries guaranty obligations of the Borrower arising under the Credit Agreement.

FOR VALUE RECEIVED, the Borrower, the Banks and the Agent agree that the Credit Agreement is amended as follows.

ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Definitions.  Section 1.1 is amended as follows:

(a)  By adding the following definitions:

“‘Guaranties’:  Guaranties by the Guarantor Subsidiaries in the form provided by the Agent with the First Amendment of this Agreement, as amended, modified or replaced from time to time.”

“‘Guarantor Subsidiaries’:  Marten Transport Services, Ltd., a Delaware corporation, Marten Transport Logistics, LLC, a Delaware limited liability company, Marten Transport Holdings, Ltd., a Delaware corporation and each successor thereof.”

“‘Guarantor Transaction’:  Contribution of assets and businesses by the Borrower to the Guarantor Subsidiaries, resulting in (a) the Borrower owning all of the stock of Marten Transport Services, Ltd., and (b) Marten Transport Services, Ltd. owning all of the membership or other equity interest of Marten Transport Logistics, LLC and all of the stock of Marten Transport Holdings, Ltd.

(b)  By amending the definition of “Borrowing Base” to read as follows (with the added words being underlined for convenience of reference):

“‘Borrowing Base’: As of any date of determination shall mean 80% of the net book value (determined in accordance with GAAP) of all revenue-generating transportation equipment of the Borrower and the Guarantor Subsidiaries, less the outstanding balance of all funded Indebtedness of the Borrower and the Guarantor

Subsidiaries other than the Obligations, and less all trade accounts payable of the Borrower and the Guarantor Subsidiaries as of the date of determination.”

(c)  By amending the definition of “Loan Documents” to read as follows (with the added words being underlined for convenience of reference):

“‘Loan Documents’:  This Agreement, the Notes, each Guaranty, each Letter of Credit Agreement, the Agent’s Fee Letter and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or a Guarantor Subsidiary in connection with this Agreement, the Loans, the Letters of Credit or the Letter of Credit obligations, as amended from time to time.”

(d)  By adding the following sentence at the end of the definition of “Subsidiary”:

“Each Guarantor Subsidiary shall be deemed at all times to be a Subsidiary, whether or not it shall meet or continue, at any time, to meet the foregoing requirements.”

1.2  Provisions Permitting the Guarantor Transaction.  The following Sections in Article 6 are amended as follows:

(a)  New Section 6.2(d) is added after Section 6.2(c), and shall read as follows:

“6.2(d)  transfer of assets and businesses to the Guarantor Subsidiaries as part of the Guarantor Transaction.”

(b)  Section 6.4 is amended by adding the following phrase at the end of such Section:

“except for any change in the nature of the business or entrance into any new lines of business relating to the implementation of the Guarantor Transaction.”

(c)  Section 6.5 is amended by adding the following phrase at the end of such Section:

“except for formation of the Guarantor Subsidiaries as part of the Guarantor Transaction.”

(d)  Section 6.8 is amended by adding the following sentence at the end of such Section:

“The Guarantor Transaction shall not be deemed to be a transaction prohibited by this Section.”

(e)  New Section 6.12(k) is added after Section 6.12(j), and shall read as follows:

“6.12(k)  The transfer of assets and businesses to the Guarantor Subsidiaries in exchange for the equity interests of the Guarantor Subsidiaries (held as provided in the definition of ‘Guarantor Transaction’) as part of the Guarantor Transaction and the subsequent holding of such equity interests.”

1.3  Investment in MW Logistics, LLC.  Section 6.12(j) is amended to read as follows:

“6.12(j) Investments in MW Logistics, LLC, in the form of revolving debt or equity interests, not to exceed, in the aggregate, $3,500,000.”

1.4  Guaranty of Note Purchase Agreement.  The following Sections in Article 6 are amended as follow:

(a)  New Section 6.13(f) is added after Section 6.13(e), and shall read as follows:

“6.13(f)  Indebtedness of the Guarantor Subsidiaries consisting of Contingent Obligations arising under the Guaranties and under any guaranty by the Guarantor Subsidiaries of the obligations of the Borrower under the Note Purchase Agreement.”

(b)  Section 6.15 is amended by adding the following phrase at the end of such Section:

“and except for Contingent Obligations arising under the Guaranties and under any guaranty by the Guarantor Subsidiaries of the obligations of the Borrower under the Note Purchase Agreement.”

1.5  Defaults.  New Section 7.1(l) is added after Section 7.1(k), and shall read as follows:

“7.1(l)  Any Guaranty shall not be, or shall cease to be, binding and enforceable in accordance with its terms, or any Guarantor Subsidiary shall fail to comply with the terms thereof or shall contest, disavow or revoke, or attempt to disavow or revoke, its Guaranty.”

1.6  Construction.  All references in the Credit Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Banks and the Agent to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Banks and the Agent that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to equitable principles.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Warranties.  Before and after giving effect to this Amendment, the representations and warranties in Article 4 of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement, as amended hereby.  The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.2 Defaults.  Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement.  The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.3 Documents.  The Borrower shall have executed and delivered this Amendment and the Guarantor Subsidiaries shall have executed and delivered (a) the Guaranties, (b) the approval resolutions approving the Guaranties, (c) incumbency certificates, and (d) copies of the Certificate of Incorporation and Bylaws, or other organizational documents of each Guarantor Subsidiary.

ARTICLE IV - GENERAL

4.1 Expenses.  The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

4.2 Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.    This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Credit Agreement.

4.5 Successors; Enforceability.  This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent.  Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as Agent
and as a Bank

By:	/s/	Michael J. Reymann
Michael J. Reymann
Senior Vice President

MARTEN TRANSPORT, LTD., as the Borrower

By:	/s/	James Hinnendael
James Hinnendael
Chief Financial Officer

BANK OF AMERICA, N.A., as a Bank

By:	/s/	Carlos Morales
Carlos Morales
Vice President